ARTICLES OF INCORPORATION
                            -------------------------

                                       OF
                                       --

                         GRANADA MINERAL PRODUCTS, INC.
              -----------------------------------------------------

     The undersigned incorporator being a natural person more than eighteen (18) years of age acting as the sole incorporator of the above-named corporation (the "Corporation") hereby adopts the following articles of incorporation for the
Corporation:

                                   ARTICLE I

                                      NAME

     The name of the Corporation shall be: Granada Mineral Products, Inc.

                                   ARTICLE II

                               PERIOD OF DURATION

     The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

                                  ARTICLE III

                              PURPOSES AND POWERS

     The purposes for which the Corporation is organized are: to engage, without qualification, in any lawful act or activity for which corporations may be organized under the laws of the State of Nevada.

                                   ARTICLE IV

                               AUTHORIZED SHARES

     The amount of the total authorized capital stock the corporation shall have the authority to issue is One Million shares consisting of common stock having a par value of $0.01 per share.

     Each share of Common Stock issued and outstanding, shall be entitled to one vote on all matters. Dividends shall be declared and paid out only out of funds legally available therefore. Shares of such stock may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine. Fully paid stock of this corporation shall not be liable to any further call or assessment.

                                   ARTICLE V

                            LIMITATION OF LIABILITY

     A director or officer of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of the law, or (b) the payment of dividends in violation of section 78.300 of the Revised Statutes as it may from time to time be amended or any successor provision thereto.

                                   ARTICLE VI

                      PRINCIPLE [sic] OFFICE AND RESIDENT AGENT

     The address of the Corporation's principal office in the State of Nevada is 650 Whitney Ranch Drive #1611; Henderson, Nevada 89014. The address of its resident agent, S. Hunter Cannon [,] is 650 Whitney Ranch Drive #1611; Henderson, Nevada 89014.

     Either the registered office or registered agent may be changed as provided by law.


                                  ARTICLE VII

                                   AMENDMENTS

     The Corporation reserves the right to amend, alter, change, or repeal all or any of the provisions contained in these articles of incorporation from time to time in accordance with the laws of the State of Nevada, and all rights conferred on stockholders herein are granted subject to this reservation.

                                  ARTICLE VIII

                        ADOPTION AND AMENDMENT OF BYLAWS

     The initial bylaws of the Corporation shall be adopted by the board of directors. The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors, but the stockholders of the Corporation may also alter, amend, or repeal the bylaws or adopt new bylaws. The bylaws may contain any provisions for the regulation or management of the affairs of the Corporation not inconsistent with the laws of the state of Nevada now or hereafter existing.

                                   ARTICLE IX

                                    DIRECTORS

     The governing board of the Corporation shall be known as the board of directors. The number of directors may be increased or decreased from time to time in the manner provided in the bylaws of the Corporation, except that at no time shall there be less than three nor more than nine directors. The original board of directors shall consist of three persons. the name and address of each person who is to serve as a director until the first annual meeting of stockholders and until his or her successor is elected shall qualify is as follows:

Name                Address
----                -------

George D. Fehr      10 Exchange Place, Suite 610
                    Salt Lake City, Utah 84111

Greg G. Bradt       11458 Willow View Way
                    Sandy, Utah 84094

Jerry M. Young      2255 N. University Parkway,
                    Suite 15
                    Provo, Utah 84604

                                   ARTICLE X

                                  INCORPORATOR

     The name and address of the sole incorporator signing these article of incorporation is as follows:


Name                Address
----                -------

Jerry M. Young      10 Exchange Place, Suite 610
                    Salt Lake City, Utah 84111

     The undersigned, being the sole incorporator of the Corporation herein before named, hereby makes and files these articles of incorporation, declaring that the facts herein are true.

DATED this 11th day of July, 1994


                         /s/ Jerry M. Young
                         ------------------
                         JERRY M. YOUNG

[Notarized]              /s/ Ann Maycock
                         ---------------
                         NOTARY PUBLIC
                         ANN MAYCOCK
                         310 South Main, Suite 308
                         Salt Lake City, Utah 84101

                         My commission expires August 4, 1997



             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                        OF GRANADA MINERAL PRODUCTS, INC.

     We the undersigned, Darwin L. Long, President and Jackie Long, Secretary of Granada Mineral Products, Inc., do hereby certify: that the Board of Directors of said corporation at a meeting duly convened, held on the 13th day of September, 1999 adopted a resolution to amend the original articles as follows:

Article IX which presently reads as follows:


                                  ARTICLE NINE
                                    Directors

     The governing board of the Corporation shall be known as the board of directors. The number of directors may be increased or decreased from time to time in the manner provided in the bylaws of the Corporation, except that at no time shall there be less than three nor more than nine directors. The original board of directors shall consist of three persons. the name and address of each person who is to serve as a director until the first annual meeting of stockholders and until his or her successor is elected shall qualify is as follows:

Name                Address
----                -------

George D. Fehr      10 Exchange Place, Suite 610
                    Salt Lake City, Utah 84111

Greg G. Bradt       11458 Willow View Way
                    Sandy, Utah 84094

Jerry M. Young      2255 N. University Parkway,
                    Suite 15
                    Provo, Utah 84604

Is hereby amended to read as follows:

                                  ARTICLE NINE

                                   Directors

     The Directors are hereby granted the authority to do any act on behalf of the Corporation as may be allowed by law. Any action taken in good faith, shall be deemed appropriate and in each instance where the Business Corporation Act provides that the Director may act in certain instances where the Articles of Incorporation so authorize, such action by the Directors, shall be deemed to exist in these Articles and the authority granted by said Act shall be imputed hereto without the same specifically having been enumerated herein.

     The Board of Directors may consist of from one (1) to nine (9) directors, as determined, from time to time, by the then existing Board of Directors.

Article IV which presently reads as follows:

                                  ARTICLE FOUR

                               Authorized Shares


     The amount of the total authorized capital stock the corporation shall have the authority to issue is One Million shares consisting of common stock having a par value of $0.01 per share.

     Each share of Common Stock issued and outstanding, shall be entitled to one vote on all matters. Dividends shall be declared and paid out only out of funds legally available therefore. Shares of such stock may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine. Fully paid stock of this corporation shall not be liable to any further call or assessment.

Is hereby amended to read as follows:

                                  ARTICLE FOUR

                            Authorized Capital Stock

     The total authorized capital stock of the Corporation is 100,000,000 shares of Common Stock, with a par value of $1.001 (1 mil). All stock when issued shall be deemed fully paid and non-assessable. No cumulative voting, or any matter to which Stockholders shall be entitled to vote, shall be allowed for any purpose.

     The authorized stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall, from time to time, determine Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this Corporation.

                 THE FOLLOWING NEW ARTICLES ARE HEREBY ADOPTED
                 ---------------------------------------------

                              ARTICLE ELEVIN [sic]

                                COMMON DIRECTORS

     As provide [sic] by Nevada Revised Statutes 78.140,  without  repeating the section in full here, the same is adopted and no contract or other transaction between this Corporation and any of its officers, agents or directors shall be deemed void or voidable solely for that reason. The balance of the provisions of the code section cited, as it now exists, allowing such transactions, is hereby incorporated in this Article as though more fully set-forth, and such Article shall be read and interpreted to provide the greatest latitude in its application.

                                 ARTICLE TWELVE

                      LIABILITY OF DIRECTORS AND OFFICERS

     No Director, Officer or Agent, to include counsel, shall be personally liable to the Corporation or its Stockholder for monetary damage for any breach shall be presumed that in accepting the position as an Officer, Director, agent or Counsel, said individual relied upon and acted in reliance upon the terms and protections provided by applicable law, for acts or ommissions which involve intentional misconduct, fraud or a knowing violation of law, or for the payment of dividends in violation of NRS 78.300.

                                ARTICLE THIRTEEN

          ELECTION REGARDING NRS 78.378 - 78.3793 AND 78.411 - 78.444

     This corporation  shall NOT be governed by nor shall the provisions of NRS
78.378 through and including 78.3793 and NRS 78.411 through and including 78.444 in any way whatsoever affect the management, operation or be applied to this Corporation. This Article may only be amended by a majority vote of not less than 90% of the then issued and outstanding shares of the Corporation. A quorum of outstanding shares for voting on an Amendment to this article shall not be met unless 95% or more of the issued and outstanding shares are present at a properly called and noticed meeting of the Stockholders. The super-majority set-forth in this Article only applies to any attempted amendment to this Article.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 490,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                              /s/ Darwin L. Long
                              ------------------
                              DARWIN L. LONG, PRESIDENT

                              /s/ Jackie Long
                              ---------------
                              JACKIE LONG, SECRETARY/TREASURER

State of Utah
County of Salt Lake

On September 13, 1999, personally appeared before me, a Notary Public,
Darwin L. Long and Jackie Long who acknowledged that they executed the above instrument.

                              /s/ Lynette Noerring
                              --------------------
                              NOTARY PUBLIC